Exhibit 99.(n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment to the Registration Statement on Form N-2 of First Eagle Credit Opportunities Fund of our report dated April 11, 2024, relating to the information set forth under the section entitled Senior Securities in the Registration Statement on Form N-2 of First Eagle Credit Opportunities Fund, filed on April 28, 2023, which appears in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

April 11, 2024